SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

[ ] Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BCAM INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)

                             Michael Strauss, Chairman
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check Appropriate Box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     --------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

/ X / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
     $125.00
     --------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement:
     DEF 14A
     --------------------------------------------------------------------------

  3) Filing Party:
     BCAM International, Inc.
     --------------------------------------------------------------------------

  4) Date Filed:
     December 16, 1997
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









                            BCAM INTERNATIONAL, INC.
                            (A NEW YORK CORPORATION)


                              NOTICE OF 1997 ANNUAL
                          MEETING OF SHAREHOLDERS TO BE
                     HELD AT 10:00 A.M. ON FEBRUARY 19, 1998



To the Shareholders of BCAM INTERNATIONAL, INC.:


     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Meeting") of BCAM INTERNATIONAL, INC., (the "Company") will be held on February 19, 1998, at 10:00 a.m. at the offices of the Company, 1800 Walt Whitman Road, Melville, New York 11747 for the following purposes:

     1. To consider and to act upon a proposal to amend the Company's Certificate of Incorporation to provide for staggered terms for its Board of Directors;
     2.   To elect nine directors of the Company;
     3.   To  consider  and to act  upon  a  proposal  to  amend  the  Company's
          Certificate of Incorporation to increase the number of authorized common shares to 65,000,000;
     4. To consider and to act upon a proposal to amend the Company's Certificate of Incorporation to authorize 5,000,000 shares of Preferred Stock;
     5. To consider and to act upon a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares for issuance thereunder to 8,000,000;
     6. To ratify the appointment of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and
     7. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed December 31, 1997, at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     All shareholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                           By Order of the Board of Directors



                                           Michael Strauss, Chairman


Melville, New York
December 22, 1997

                            BCAM INTERNATIONAL, INC.
                             1800 WALT WHITMAN ROAD
                            MELVILLE, NEW YORK 11747


                                 PROXY STATEMENT


                       1997 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD AT 10:00 A.M. ON February 19, 1998

     The enclosed proxy is solicited by the Board of Directors of BCAM INTERNATIONAL, INC. (the "Company") in connection with the 1997 Annual Meeting of Shareholders (the "Meeting") to be held on February 19, 1998 at 10:00 a.m. at the offices of the Company, 1800 Walt Whitman Road, Melville, New York 11747 and any adjournment or postponement thereof. The Board of Directors has fixed
December 31, 1997, at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

     1. the proposal to amend the Company's Certificate of Incorporation to provide for staggered terms for its Board of Directors;
     2.   the election of the persons listed as directors of the Company;
     3. the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized common shares to 65,000,000;
     4. the proposal to amend the Company's Certificate of Incorporation to authorize 2,000,000 shares of Preferred Stock;
     5. the proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares available for issuance to 8,000,000;
     6. the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and
     7. the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, the proxy will be voted in favor of these proposals.

     The Proxy Statement, the attached Notice of Meeting, the enclosed form of Proxy and the Annual Report are being mailed to shareholders on or about January 12, 1998. The mailing address of the Company's principal executive offices is 1800 Walt Whitman Road, Melville, New York 11747.

                                     VOTING

     Only shareholders of record of the Company's 17,139,667 shares of Common Stock (the "Common Stock") outstanding at the close of business on December 31, 1997 (excluding 763,182 shares held in treasury) will be entitled to vote. Each share of Common Stock is entitled to one vote. A majority in interest of the voting power of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the voting power of the Shares so represented is necessary to elect the nominees as directors, and the affirmative vote of the majority of the outstanding voting power of the Shares represented at the meeting is necessary to approve Proposals 1, 3, 4, 5 and 6. The shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of Shares present at the meeting for quorum purposes but not counted in the tabulation of the votes cast on proposals presented to shareholders. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the shareholder may interpret such action differently.

                             SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies at a cost which is not expected to exceed $10,000 plus reimbursement for reasonable out-of-pocket expenses. Solicitation of proxies from shareholders of the Company may be made by personal interview, mail, telephone or telegram without compensation, by the directors, officers and regular employees of the Company. In addition, the cost of solicitation will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 1997 Annual Report to Shareholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

                          1. PROPOSAL TO PROVIDE FOR A
                                 STAGGERED BOARD


GENERAL

     The Board has determined that certain amendments to the Company's Certificate of Incorporation concerning the Board are advisable and unanimously recommends to the shareholders that such amendment be adopted. In general, the proposed amendment would provide for staggered terms for the Board members.

     The Board recommends the proposed amendment (the "Staggered Board Proposal") because it believes that the Company benefits from continuity of membership on the Board and because the Board believes that it discourages attempts by hostile companies or groups to take over the Board and the Company by means of a proxy contest. In addition, the Staggered Board Proposal would enable the Company to obtain commitments for Board service for periods longer than one year.

     The overall effect of the Staggered Board Proposal would be to render more difficult the accomplishment of certain acquisitions of control by hostile third parties. At the same time, such amendment would also make more difficult the removal of current management and the Board and may have other antitakeover effects, both favorable and unfavorable, to Company shareholders.

CURRENT CERTIFICATE OF INCORPORATION AND BYLAWS

     The Company's Certificate of Incorporation as currently in effect does not contain any provisions with respect to the term of service of Directors and does not contain any provisions concerning the removal of Directors or the Board. Currently, the election and removal of Directors is governed by the Company's Bylaws, which provide that the Company shall have seven Directors, until otherwise determined by the Board of Directors. The Board has, by resolution, acted to amend the Company's Bylaws to increase the number of Directors to ten, and then set the number of present Directors at nine. Each Director serves until the expiration of the term for which he is elected, and until his successor has been elected and qualified. Subject to the provisions of Section 706 of the New York Business Corporation Law ("BCL"), any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board of Directors, or without cause by vote of the shareholders. Because the Directors will be directly affected by the Staggered Board Proposal, they may be deemed to have an interest in the outcome of such proposal.

PROPOSED AMENDMENTS

     The Board of Directors has approved, subject to Shareholder approval, a staggered Board of Directors (the "Staggered Board Amendment"). The Company's Directors are presently elected annually to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If the Staggered Board Amendment is approved by the shareholders, Directors will be elected for three year terms, with approximately one-third of such overall directors elected each year; except that in the first year of such classifications, Class I Directors will be elected to serve for a three year period ending with the annual meeting of shareholders following the year ended December 31, 1999, Class II Directors will be elected to serve for two years until the annual meeting following the year ended December 31, 1998 and Class III Directors will be elected to serve for one year until the next annual meeting of the shareholders. In the event that the shareholders do not approve the Staggered Board Amendment, the Directors elected at the Meeting will continue to serve until the next Annual Meeting.

     The text of the Certificate of Incorporation as it would read assuming adoption of the Staggered Board Proposal is set forth under "Staggered Board Amendment" on Exhibit A attached hereto. Shareholders are urged to read carefully the following material, as well as Exhibit A, as they involve matters of particular importance.

     The Board proposes that the Certificate of Incorporation be amended by adding a new paragraph to the Certificate of Incorporation which provides for staggered three-year terms for Directors.

VOTE REQUIRED

     The adoption of the Staggered Board Proposal requires the affirmative vote of not less than a majority of the votes entitled to be cast by all holders of shares of Common Stock of the Company issued and outstanding on the Record Date. If the proposed Staggered Board Amendment is approved by the shareholders, it will become effective upon filing and recording of a Certificate of Amendment as required by the BCL.

CONSIDERATIONS IN SUPPORT OF THE STAGGERED BOARD PROPOSAL

     The Board believes that the Staggered Board Proposal will enhance its ability to protect shareholders against attempts to acquire control of the Company by means of unfair or abusive tactics that exist in many unsolicited takeover attempts. The Staggered Board Proposal would encourage persons seeking to acquire control of the Company to engage in good faith, arms-length negotiations with the Board regarding the structure of their proposal, rather than waging a hostile proxy contest, and would permit the Board to engage in such negotiations from a stronger position. In addition, the Staggered Board Proposal would facilitate the Company's attracting and retaining qualified Board members and hiring and retaining competent management personnel by increasing the likelihood of a stable employment environment.

     The Company also believes that ensuring continuity of service among the Board members and three-year commitments for Board service is desirable, and helps assure continuity and stability of the Company's business strategies and policies. Since at least two stockholder meetings will generally be required to effect a change in control of the Board, a majority of Directors at any given time will have prior experience as Directors of the Company. This is particularly important to a relatively small, growth-oriented organization, such as the Company.

     In view of the foregoing, the Board feels that adoption of the Staggered Board Proposal is appropriate.

OTHER CONSIDERATIONS

     The Staggered Board Proposal could be deemed to have an anti-takeover effect since it may deter certain third parties from initiating proxy contests or from acquiring substantial blocks of the Company's shares. Such proxy contests and acquisitions of substantial blocks of shares tend to increase, at least temporarily, market prices for the Company's stock. A potential acquirer may not proceed with a tender offer because it would be unable to obtain control of the Company's Board of Directors for a period of at least two years. No more than one-third of the sitting Board of Directors would be up for election at any annual meeting of shareholders. Consequently, if the Staggered Board Proposal is approved, Company shareholders could be deprived of temporary opportunities to sell their shares at higher market prices. Moreover, by possibly deterring proxy contests or acquisitions of substantial blocks of the Common Stock, the Staggered Board Proposal might have the incidental effect of inhibiting certain changes in incumbent management, some or all of whom may be replaced in the course of a change in control.

                   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
                          THE STAGGERED BOARD PROPOSAL.


                            2. ELECTION OF DIRECTORS

     At the Meeting, nine directors will be elected by the shareholders to serve in accordance with the classes which are established, ultimately to serve for 3 years, but initially to serve less than 3 years, as set forth in Proposal #1 (unless the proposal is defeated, in which case they will serve until the next Annual Meeting of Shareholders), or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by Management.

INFORMATION REGARDING DIRECTORS

     The following sets forth the name and ages of the nine nominees for election to the Board of Directors, their respective principal occupations or employment during the past five years and the period during which each has served as a director of the Company. Subject to Shareholder approval of Proposal #1, the Company has elected to group the Directors into three classes, with each class to serve for a three year period. In that manner, the shareholders benefit from continuity and experience of the Directors. The Directors are grouped into Class I, Class II and Class III. In the first year of such classifications, it is necessary to stagger the period of service of the Classes. Thereafter, members of each Class would serve for three years. Therefore, Class I Directors are being nominated to serve for a three year period ending with the annual meeting of shareholders following the year ended December 31, 1999, Class II Directors are being nominated to serve for two years until the annual meeting following the year ended December 31, 1998 and the Class III Directors are being nominated to serve for one year until the next annual meeting of the shareholders.


NAME                     CLASS    AGE        POSITION WITH COMPANY
----                     -----    ---        ---------------------
Michael Strauss            I      55         Chairman, President, Chief
                                             Executive Officer and Director
Robert P. Wong             I      56         Vice Chairman, Chief Technology
                                             Officer and Director
Norman B. Wright           II     61         Vice Chairman, President and Chief
                                             Executive Officer, HumanCAD(R)
                                             Systems and Director
Charles G. Schuyler        II     50         Vice Chairman, President and Chief
                                             Executive Officer of Drew Shoe
                                             Corporation (a subsidiary of the
                                             Company) and Director
Joel L. Gold               II     56         Director
Sandra Meyer               III    60         Director
Glenn F. Santmire          III    54         Director
Mark L. Plaumann           I      42         Director
Stephen Savitsky           III    52         Director


     Michael Strauss became the Company's President and Chief Operating Officer effective January 2, 1995 and its Chairman of the Board and Chief Executive Officer on February 16, 1995. From 1991 to December 31, 1994, Mr. Strauss was President and Chief Operating Officer of Colorado Prime Corp., a home food service company providing home delivery of high quality, custom designed food programs to retail customers. From 1984 to 1991, he was Chairman and Chief
Executive Officer of Capital Credit Corporation, a subsidiary of Union Corporation, a New York Stock Exchange Company. Capital Credit Corporation provides receivables management and consumer debt collection services to corporations in the financial services, telecommunications, health care and related businesses. Prior to his tenure at Union Corporation, Mr. Strauss was employed by American Express Company in various senior management positions including Executive Vice President of the Financial Services Division of Shearson Lehman Brothers, Executive Vice President of Travel Related Services, and President of American Express Canada, Inc. Mr. Strauss has a BBA from the City University of New York and an MBA from the Baruch School-City University of New York.

     Robert P. Wong was appointed Vice Chairman of the Board and Chief Technology Officer in February 1995, after having become a director in February of 1994. From September 1996 through October 15, 1997, Mr. Wong also served as Acting Chief Financial Officer, Acting Secretary and Acting Treasurer. Previously, from February 1994 through February 1995, Mr. Wong worked as a representative for the Prudential Insurance Company, and was a private investor from 1989 to February 1995. Over the previous 27 years, Mr. Wong was founder and president of several technology companies and president of several subsidiaries of Coordinated Apparel, Inc. Mr. Wong has an SB in Electrical Engineering and also an SB in Industrial Management from Massachusetts Institute of Technology.

     Norman B. Wright was appointed President and Chief Executive Officer of the Company's HumanCAD Systems division and Vice-Chairman of the Board of Directors of the Company in April of 1997. Previously, Mr. Wright was President and Chief Executive Officer of Virtek Vision International, Inc., a Canadian-based, multi-national laser-projection machine intelligence and pattern analysis systems designer and manufacturer. Prior to that he has held senior management posts in several companies and has launched and guided a number of public software technology companies through their successful development.

     Joel L. Gold was elected a Director in February 1994. Since September 1997, Mr. Gold has served as Vice Chairman of Coleman and Company Securities Inc., and Senior Managing Director of Interbank Capital Group, LLC. From April 1996 to September 1997, Mr. Gold was Executive Vice President of L.T. Lawrence Co., an investment banking firm. From April 1995 to April 1996, Mr. Gold was a managing director and head of investment banking at Fechtor & Detwiler. From 1993 to 1995, Mr. Gold was a managing director at Furman Selz Incorporated, an investment banking firm. Prior to joining Furman Selz, from 1991 to 1993, he was a managing director at Bear Sterns & Co., an investment banking firm. Previously, Mr. Gold was a managing director at Drexel Burnham Lambert for nineteen years. He is currently a member of the Board of Directors of Concord Camera, Sterling Vision, Inc. and Life Medical Sciences, Inc. Mr. Gold has a law degree from New York University and an MBA from Columbia Business School.

     Glenn F. Santmire was appointed a director in October 1995. Since 1995 he has been employed by Unisys Corporation as Group Vice President of the Worldwide Services-Market Sector Group. From 1994 to 1995 he was President of GFS Associates, Inc., a consulting firm which he founded. From 1992 to 1994 Mr. Santmire was a Senior Vice President at Mastercard International and from 1990 to 1992 he was President of Enhanced Telephone Services, Inc., a subsidiary of Citibank. Mr. Santmire possesses both a BA and an MBA degree from New York University as well as a law degree from George Washington University School of Law.

     Sandra Meyer was appointed a director in July of 1997. Ms. Meyer has been a Senior Partner at Clark & Weinstock, a management consulting firm providing strategic advisory service to corporations and institutions, since 1993. She is retired from Citicorp where she served as a senior corporate officer, corporate affairs from 1989 to 1993. Prior to joining Citicorp, she served in increasingly senior marketing and general management positions at American Express and General Foods (now part of Kraft).

     Charles G. Schuyler was appointed a director in September of 1997. Mr. Schuyler is President and Chief Executive Officer of Drew Shoe Corporation ("Drew Shoe"). Drew Shoe was acquired by the Company on September 22, 1997. Mr. Schuyler commenced his employment with Drew Shoe in 1970 and became a 50% principal owner in 1982. Mr. Schuyler is a member of the National Shoe Retailers Association, Pedorthic Footwear Association and Two/Ten Foundation. Mr. Schuyler is a graduate of Ohio University majoring in Economics.

     Mark L. Plaumann was appointed a director in September of 1997. Mr. Plaumann has been a Senior Vice President of Wexford Management since January 1996, and since March 1995 has been a director and/or Vice President of the general partner of various public partnerships managed by Wexford Management. Mr. Plaumann joined the predecessor entities of Wexford Management in February 1995. Prior to joining Wexford Management, Mr. Plaumann was a Managing Director of Alvarez & Marsal, Inc., a crisis management consulting firm, from 1990 to 1995, and from 1985 to 1990 he was with American Healthcare Management, Inc., an owner and operator of hospitals, where he served in a variety of capacities, most recently as its President. Prior to that he was with Ernst & Young LLP in its auditing and consulting divisions for eleven years. Mr. Plaumann is a director of Wahlco Environmental Systems, Inc., a manufacturer of environmental conditioning systems.

     Stephen Savitsky was appointed a director in October of 1997. Mr.
Savitsky is the Founder, Chairman of the Board of Directors and Chief Executive Officer, since 1988, of Staff Builders, Inc., a large provider of temporary services to the home healthcare industry in the United States. Mr. Savitsky has a BA in Economics from Yeshiva University and an MBA in Marketing and Finance from Baruch School of Business.

INFORMATION REGARDING EXECUTIVE OFFICERS

     The following is information concerning the executive officers of the Company other than those who also serve as directors:

NAME                        AGE        POSITION WITH COMPANY
Kenneth C. Riscica          44         Vice President - Finance, Chief Financial
                                       Officer, Treasurer, Secretary

     Kenneth C. Riscica joined the executive officers of the Company as Vice President - Finance, Chief Financial Officer, Treasurer and Secretary effective October 16, 1997. Mr. Riscica, formerly a partner in charge of an emerging companies practice group with Arthur Andersen & Co. LLP (having been a partner from 1987 to 1992 after joining the firm in 1976), more recently served as Chief Executive Officer of Riscica Associates, Inc., a financial and management consulting firm and as Chief Financial Officer of Magna-Lab, Inc., a publicly traded medical technology company.

     There are no family relationships between any of the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     The Company carries insurance providing indemnification to all of the Company's directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The BCL permits a corporation, through its certificate of incorporation, to prospectively eliminate or limit the personal liability of its directors to the corporation or its shareholders for damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include acts or omissions in bad faith or which involve intentional misconduct or knowing violations of law, improper declarations of dividends, and transactions from which the director personally gained in fact a financial profit or other advantage to anything he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provision.

DIRECTORS' COMPENSATION

     Employee-directors receive no compensation for serving on the Board of Directors other than reimbursement of expenses incurred in attending meetings. Non-employee directors elected or appointed to the Board of Directors are paid an annual directors' fee of $5,000 plus $500 for each Board meeting attended and are reimbursed for expenses incurred in attending meetings. During the Company's fiscal year ended December 31, 1996, no stock options were issued to any of the Company's directors.

     Subsequent to fiscal year end, options to purchase 750,000 shares of Common Stock, 690,125 of which are subject to shareholder approval of the amendment to the 1995 Stock Option Plan described herein, were issued to Norman B. Wright, at prices ranging from $.75 to $1.5157 per share.

     Subsequent to fiscal year end, options to purchase 50,000 shares of Common Stock were issued to Joel L. Gold. Including these options, Mr. Gold has been granted options to purchase an aggregate of 107,500 shares of Common Stock at prices ranging from $.75 to $1.68 per share.

     Subsequent to fiscal year end, options to purchase 50,000 shares of Common Stock were issued to Glenn F. Santmire. Including these options, Mr. Santmire has been granted options to purchase an aggregate of 75,000 shares of Common Stock at prices ranging from $.75 to $1.5156 per share.

     Subsequent to fiscal year end, options to purchase 50,000 shares of Common Stock were issued to Sandra Meyer, at an exercise price of $.7813 per share.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held a total of four meetings during the fiscal year ended December 31, 1996. The BCL provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of three or more directors. The Board of Directors annually elects from its members the Audit Committee and the Compensation/Stock Option Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

     Audit Committee. The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The current members of the Audit Committee are Glenn F. Santmire (chairman), Mark L. Plaumann and Joel L. Gold. During 1996, the members were Mr. Santmire, Joel L. Gold, and Julian Cherubini. The Audit Committee held one meeting during the year ended December 31, 1996. The Audit Committee reviews issues relating to the Company's existing system of internal controls and consults with the Company's independent auditors with regard to these systems. The Committee is also responsible for reviewing the Company's audited financial statements and reports to the Board of Directors regarding same.

     Compensation/Stock Option Committee. The Compensation/Stock Option Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for the Company's officers and key employees. The Compensation/Stock Option Committee also administers the 1995 Stock Option Plan. The current members of the Compensation/Stock Option Committee are Joel L. Gold (chairman), Glenn F. Santmire and Sandra Meyer. During 1996, the members were Messrs. Gold and Santmire and Julian Cherubini. The Compensation/Stock Option Committee held one meeting during the year ended December 31, 1996. The function of the Compensation/Stock Option Committee is to set and administer the policies and programs which govern annual compensation and administer the Company's stock option plans.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers whose total cash compensation for such periods exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                            Annual                                   Compensation Awards
                                  Compensation
Name and Principal                  Salary      Bonus     Other Annual        Options           All Other
Position                  Year        ($)         ($)     Compensation ($)       (#)         Compensation ($)
-------------------       ----    --------    --------    ----------------    ----------     ----------------

Michael Strauss (1)       1996    $200,000          -      $ 8,280                    -                -
  Chairman, President,    1995    $200,000          -      $ 7,743            1,000,000                -
  Chief Executive         1994           -          -            -                    -                -
  Officer and Chief
  Operating Officer
Robert P. Wong (2)        1996    $102,000          -      $ 6,000                    -                -
  Vice Chairman and       1995    $ 87,000          -      $ 2,000              492,500                -
  Chief Technology        1994           -          -            -                7,500                -
  Officer


(1) Mr. Strauss became employed by the Company as its President and Chief Operating Officer on January 2, 1995 at an annual salary of $200,000. He subsequently became Chairman and Chief Executive Officer on February 16, 1995. Subsequent to fiscal year end, options to purchase 2,000,000 shares of Common Stock, 1,880,250 of which are subject to shareholder approval of the amendment to the 1995 Stock Option Plan described herein, were issued to Michael Strauss. Including these options, Mr. Strauss has been granted options to purchase an aggregate of 3,000,000 shares of Common Stock at prices ranging from $.75 to $1.5157 per share.

(2) Mr. Wong was elected a Director in February, 1994. He became employed by the Company as its Chief Technology Officer, and was appointed Vice Chairman, on February 16, 1995 at an annual salary of $84,000, which was subsequently raised to $102,000. From September, 1996 through October 15, 1997, he also served as Acting Chief Financial Officer, Acting Secretary and Acting Treasurer. Subsequent to fiscal year end, options to purchase 750,000 shares of Common Stock, 690,125 of which are subject to shareholder approval of the amendment to the 1995 Stock Option Plan described herein, were issued to Robert P. Wong. Including these options, Mr. Wong has been granted options to purchase an aggregate of 1,250,000 shares of Common Stock at prices ranging from $.75 to $1.68 per share.


EMPLOYMENT AGREEMENTS

MICHAEL STRAUSS

     Mr. Michael Strauss became the President and Chief Operating Officer of the Company effective January 2, 1995 pursuant to an employment agreement dated October 13, 1994 and amended on February 16, 1995. On February 16, 1995 Mr. Strauss became the Chief Executive Officer and Chairman of the Board of Directors. Pursuant to a revised employment agreement effective January 1, 1997, and expiring December 31, 1999, unless renewed, Mr. Strauss receives a base salary at a rate of $225,000 per year. Mr. Strauss shall be entitled to receive a bonus, which amount for the period ending December 31, 1997 shall not exceed $100,000 nor be less than $25,000. The amount of the bonus for the years ending December 31, 1998 and December 31, 1999 shall be agreed to by Mr. Strauss and the Company by December 31, 1997, and be based upon mutually agreed to objectives for Mr. Strauss. Mr. Strauss is also entitled to participate in any pension plans or bonus plans of the Company or of any subsidiary, which ever is more beneficial to him, to be included in the Company's health, disability, life insurance and other benefit plans, and to receive an allowance for the cost of an automobile.

     Mr. Strauss received, in addition to his salary and any bonus, (i) options to purchase at the fair market value January 2, 1995, an aggregate of 300,000 shares of common stock of the Company, scheduled to vest and become exercisable for 100,000 shares on January 2, 1996, for 100,000 shares on January 2, 1997, and for 50,000 shares on January 2, 1998 and 1999, respectively; (ii) options to purchase at the fair market value on February 16, 1995, an aggregate of 200,000 shares of common stock of the Company, scheduled to vest and become exercisable for 50,000 shares on February 16, 1996, 1997, 1998 and 1999 respectively; and (iii) options to purchase at the fair market value on May 7, 1997, an aggregate of 1,000,000 shares of common stock of the Company, scheduled to vest and become exercisable 33 1/3% of such shares immediately, 33 1/3% of such shares on January 2, 1998, and 33 1/3% of such shares on January 2, 1999. All options granted hereunder shall be incentive stock options to the extent they may qualify for such treatment.

     The employment agreement terminates upon death or long-term or permanent disability of Mr. Strauss. The Company may terminate Mr. Strauss' employment for "Cause" which is defined as (i) being convicted of a felony, (ii) a material breach of or failure to perform under the employment agreement, or (iii) intentional dishonesty in the performance of his duties under the employment agreement. The Company may also terminate Mr. Strauss without cause on one hundred eighty days prior written notice. Upon termination without cause, Mr. Strauss receives all salary and other compensation to date of termination, plus severance. Upon termination on death or disability, Mr. Strauss receives all salary and other compensation to date of termination. Upon termination for "Cause", Mr. Strauss receives all salary and other compensation except any earned but unpaid bonus to date of termination.

     The employment agreement contains a covenant by which Mr. Strauss agreed not to disclose any of the Company's confidential information, nor use any of its intellectual property at any time, except as required in the conduct of his duties. Mr. Strauss further agreed to assign to the Company all inventions and works of authorship made, discovered, or conceived by Mr. Strauss during the term of employment and agrees to assist the Company in perfecting its rights to such intellectual property. In addition, Mr. Strauss has agreed not to compete with the Company for a period of six months from that date of termination, or such shorter period as determined by the Company. The employment agreement also prevents Mr. Strauss during the time employed by the Company, and for six months thereafter, from (i) soliciting business from or engaging in business of the type conducted by the Company with, any person, firm or entity which was a customer of the Company at any time within two years preceding his termination,
(ii)  inducing any such  customers to reduce  their  business  with the Company,
(iii) soliciting or attempting to solicit any employees of the Company to leave the employ of the Company, (iv) offering or causing to be offered employment to any person who was employed by the Company at any time during the two years prior to his termination of employment.

ROBERT P. WONG

     Mr. Robert P. Wong became Vice Chairman of the Board and Chief Technology Officer of the Company effective February 16, 1995. Pursuant to an employment agreement effective January 1, 1997, and expiring December 31, 1998, unless renewed, Mr. Wong receives a base salary at a rate of $127,000 per annum. Mr. Wong shall be entitled to receive a bonus, which amount for the period ending December 31, 1997 shall not exceed $70,000 nor be less than $25,000. The amount of the bonus for the year ending December 31, 1998 shall be agreed to by Mr. Wong and the Company by December 31, 1997, and be based upon mutually agreed to objectives for Mr. Wong. Mr. Wong is also entitled to participate in any pension plans or bonus plans of the Company or of any subsidiary, which ever is more beneficial to him, to be included in the Company's health, disability, life insurance and other benefit plans, and to receive an allowance for the cost of an automobile.

     Mr. Wong received , in addition to his salary and any bonus, options to purchase at the fair market value on May 7, 1997, an aggregate of 500,000 shares of common stock of the Company, scheduled to vest and become exercisable 50% of such shares immediately and 50% of such shares on January 2, 1998. All options granted hereunder shall be incentive stock options to the extent they may qualify for such treatment.

     The employment agreement terminates upon death or long-term or permanent disability of Mr. Wong. The Company may terminate Mr. Wong's employment for "Cause" which is defined as (i) being convicted of a felony, (ii) a material breach of or failure to perform under the employment agreement, or (iii) intentional dishonesty in the performance of his duties under the employment agreement. The Company may also terminate Mr. Wong without cause on one hundred eighty days prior written notice. Upon termination without cause, Mr. Wong receives all salary and other compensation to date of termination, plus severance. Upon termination on death or disability, Mr. Wong receives all salary and other compensation to date of termination. Upon termination for "Cause", Mr. Wong receives all salary and other compensation except any earned but unpaid bonus to date of termination.

     The employment agreement contains a covenant by which Mr. Wong agreed not to disclose any of the Company's confidential information, nor use any of its intellectual property at any time, except as required in the conduct of his duties. Mr. Wong further agreed to assign to the Company all inventions and works of authorship made, discovered, or conceived by Mr. Wong during the term of employment and agrees to assist the Company in perfecting its rights to such intellectual property. In addition, Mr. Wong has agreed not to compete with the Company for a period of six months from that date of termination, or such shorter period as determined by the Company. The employment agreement also prevents Mr. Wong, during the time employed by the Company and for six months thereafter, from (i) soliciting business from or engaging in business of the type conducted by the Company with, any person, firm or entity which was a customer of the Company at any time within two years preceding his termination,
(ii)  inducing any such  customers to reduce  their  business  with the Company,
(iii) soliciting or attempting to solicit any employees of the Company to leave the employ of the Company, (iv) offering or causing to be offered employment to any person who was employed by the Company at any time during the two years prior to his termination of employment.

NORMAN B. WRIGHT

     Mr. Norman B. Wright became Vice Chairman of the Board and President and Chief Executive Officer of the HumanCAD Systems division in April 1997. Pursuant to a consulting agreement effective April 7, 1997, and expiring April 7, 1999, unless renewed, Mr. Wright receives a basic consulting fee at a rate of $125,000 per annum. Mr. Wright is entitled to receive a performance bonus on an annual basis within 30 days of the end of the Company's fiscal year. The amount of such bonus shall be fixed by the board of directors of the Company acting upon recommendations from Management and its Compensation Committee, provided that the minimum amount of incentive bonus payable to Mr. Wright in respect of each of the first two years of the engagement will be not less than $25,000.00. Mr. Wright is also entitled to receive an allowance for the cost of an automobile, and will be reimbursed for the costs of maintaining a health plan, including a term life insurance policy.

     Mr. Wright received , in addition to his salary and any bonus, options to purchase at the fair market value on May 7, 1997, an aggregate of 500,000 shares of common stock of the Company, scheduled to vest and become exercisable 50% of such shares immediately and 50% of such shares on April 7, 1998. All options granted hereunder shall be incentive stock options to the extent they may qualify for such treatment.

     Notwithstanding the fixed term of the engagement, the Company may terminate the engagement of Mr. Wright at any time for cause including but not limited to any material breach of the provisions of the agreement by Mr. Wright.

     The employment agreement contains a covenant by which Mr. Wright agreed not to disclose any of the Company's confidential information, nor use any of its intellectual property at any time, except as required in the conduct of his duties. Mr. Wright further agreed to assign to the Company all inventions and works of authorship made, discovered, or conceived by Mr. Wright during the term of employment and agrees to assist the Company in perfecting its rights to such intellectual property. In addition, Mr. Wright has agreed not to compete with the Company for a period of twelve months from that date of termination, or such shorter period as determined by the Company. The employment agreement also prevents Mr. Wright, during the time employed by the Company and for twelve months thereafter, from (i) soliciting business or engaging in business of the type conducted by the Company from any person, firm or entity which was a customer of the Company at any time within two years preceding his termination or a prospective customer, (ii) inducing any such customers to reduce their business with the Company, (iii) soliciting or attempting to solicit any employees of the Company to leave the employ of the Company, (iv) offering or causing to be offered employment to any person who was employed by the Company at any time during the two years prior to his termination of employment.

STOCK OPTIONS

     The following table discloses information concerning stock options granted to the Named Executives during the Company's fiscal year ended December 31, 1996.

                                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                              INDIVIDUAL GRANTS

                                          NUMBER OF SECURITIES
                                          UNDERLYING OPTIONS        EXERCISE OR BASE PRICE
NAME                                          GRANTED (#)                  ($/SH)              EXPIRATION DATE

Michael Strauss, Chairman, President            300,000 (1)                  $1.0313                  1/3/05
and Chief Executive Officer                     200,000 (2)                  $0.9219                 2/16/05
                                                500,000 (3)                  $1.0469                  7/3/05
Robert P. Wong, Vice Chairman and Chief           7,500 (4)                  $1.6800                 7/21/04
Technology Officer                               25,000 (5)                  $0.9219                 2/16/05
                                                175,000 (6)                  $0.9219                 2/16/05
                                                 25,000 (7)                  $1.0313                 6/22/05
                                                267,500 (8)                  $1.0469                  7/3/05

------------------------------------

1 Options vested are as follows: 100,000 shares on January 3, 1996; 100,000 shares on January 3, 1997, 50,000 shares on January 3, 1998; and 50,000 shares on January 3, 1999.

2 Options vested are as follows: 50,000 shares on February 16, 1996; 50,000 shares on February 16, 1997; 50,000 shares on February 16, 1998; and 50,000 shares on February 16, 1999.

3 Options vested are as follows: 125,000 shares on July 3, 1996; 125,000 shares on July 3, 1997; 125,000 shares on July 3, 1998; and 125,000 shares on July 3, 1999.

4    Options vested are as follows: 7,500 shares on July 21, 1994.

5 Options vested are as follows: 10,000 shares on August 16, 1995; 7,500 shares on February 16, 1996; and 7,500 shares on February 16, 1997.

6 Options vested are as follows: 43,750 shares on February 16, 1996; 43,750 shares on February 16, 1997; 43,750 shares on February 16, 1998 and 43,750 shares on February 16, 1999.

7 Options vested are as follows: 10,000 shares on December 22, 1995; 7,500 shares on June 22, 1996; and 7,500 shares on June 22, 1997.

8 Options vested are as follows: 66,875 shares on July 3, 1996; 66,875 shares on July 3, 1997; 66,875 shares on July 3, 1998; and 66,875 shares on July 3, 1999.

     Subsequent to fiscal year end, options to purchase 2,000,000 shares of Common Stock, 1,880,250 of which are subject to shareholder approval of the amendment to the 1995 Stock Option Plan described herein, were issued to Michael Strauss. Such options are exercisable at prices ranging from $.75 to $1.5157 per share (the fair market value of the Company's Common Stock on the date of the grant) for a period of ten years from the date of the grant.

     Subsequent to fiscal year end, options to purchase 750,000 shares of Common Stock, 690,125 of which are subject to shareholder approval of the amendment to the 1995 Stock Option Plan described herein, were issued to Robert
P. Wong. Such options are exercisable at prices ranging from $.75 to $1.5157 per share (the fair market value of the Company's Common Stock on the date of the grant) for a period of ten years from the date of the grant.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended December 31, 1996 and the value of any in-the-money unexercised stock options as of December 31, 1996:

                              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR ENDED OPTION/SAR VALUE

                                                                                                     VALUE OF
                                                                            NUMBER OF                UNEXERCISED
                                                                            UNEXERCISED              IN-THE-MONEY
                                                                            OPTIONS/SARS             OPTIONS/SARS AT
                                          SHARES                            AT F/Y END (#)           AT F/Y END ($)
                                          ACQUIRED ON      VALUE            EXERCISABLE/             EXERCISABLE/
 NAME                                     EXERCISE (#)     REALIZD ($)      UNEXERCISABLE            UNEXERCISABLE
 ----                                     ------------     -----------      -----------------        -------------

 Michael Strauss, Chairman, President              --               --      275,000 / 725,000            -0- / -0-
 and Chief Executive Officer
 Robert P. Wong, Vice Chairman and                 --               --      153,125 / 346,875            -0- / -0-
 Chief Technology Officer


     There were no options or stock appreciation rights granted or exercised or long term incentive plan payments during the year ending December 31, 1996 to the persons set forth in the Summary Compensation Table.

STOCK OPTION PLANS

     1995 Stock Option Plan. The 1995 Stock Option Plan (the "1995 Plan") has 2,000,000 shares of Common Stock reserved for issuance upon exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options. ISOs may be granted under the 1995 Plan to employees of the Company.
Non-qualified options ("NQOs") may be granted to employees, consultants or non-employee directors of the Company.

     The purpose of the 1995 Plan is to attract and retain the services of competent employees, directors and consultants. The 1995 Plan is administered by the Compensation/Stock Option Committee. The Committee, within the limitations of the 1995 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, and otherwise interprets and administers the 1995 Plan. ISOs granted under the 1995 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The exercise price of non-qualified options granted under the 1995 Plan is determined by the Committee in its discretion. The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the 1995 Plan will expire not more than ten years from the date of grant; provided, however, that in no event shall an ISO granted to any persons owning more than ten percent of the Company's voting stock be exercisable more than five years from the date of grant. Options granted under the 1995 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Upon a change in control of the Company all outstanding options awarded under the 1995 plan become fully vested and exercisable.

     As of November 15, 1997, options to purchase an aggregate of 5,682,500 shares (3,682,500 of which are subject to shareholder approval of the amendment described herein) of Common Stock of the Company, at exercise prices of between $.75 and $1.68 per share, were outstanding pursuant to the 1995 Plan

     1989 Stock Option Plan. The 1989 Stock Option Plan (the "1989 Plan") has 1,565,957 shares of Common Stock reserved for issuance upon exercise of options designate as either (i) ISOs, or (ii) non-qualified options. The purpose of the 1989 Plan is to enable the Company to attract and encourage key employees, including officers and consultants, to contribute to the success of the Company by granting such employees ISOs and/or non-qualified options and by granting non-qualified options to such consultants. The 1989 Plan provides for the granting of ISOs at a price per share not less than the fair market value on the date of the grant, provided that non-qualified options may be granted at less than the fair market value of the Common Stock on the date of grant. No options may be outstanding for more than ten years after its grant. The 1989 Plan is administered by the Board of Directors or a committee of not less than two or more directors appointed by the Board of Directors (the "Committee"). Members of the Board who are not employees of the Company are not eligible to participate in the 1989 Plan. The Board (or the Committee) will determine, among other things, the recipients of grants, whether a grant will consist of ISOs or non-qualified options or a combination thereof, and the number of shares to be subject to such options. Pursuant to the terms of the 1995 Plan, no options may be granted under the 1989 Plan subsequent to June 22, 1995.

     In 1989, the Company also adopted a Nonstatutory Stock Option Plan (the "1989 Nonstatutory Plan") for directors. Under the 1989 Nonstatutory Plan, the Company could grant options for the purchase of an aggregate of 355,000 shares of common stock at not less than fair market value at the date of grant. The options expire at various dates. Pursuant to the terms of the 1995 Plan, no options may be granted under the 1989 Nonstatutory Plan subsequent to June 22, 1995.

     As of November 15, 1997 options to purchase an aggregate of 432,000 shares of Common Stock of the Company, at exercise prices of between $.9219 and $3.2191 per share, are outstanding pursuant to the 1989 Plan, and NQOs to acquire an aggregate of 100,000 shares of Common Stock of the Company, at exercise prices of between $1.10 and $1.6875 per share, are outstanding pursuant to the 1989 Non-Statutory Plan.

         The exercise prices of all outstanding options were determined by the Board to be not less than the fair market value of the Common Stock as of the date of grant. The options all expire not more than ten years after the date of grant and by their terms become void if any of the recipients violate any restrictive covenant or confidentiality agreement executed by them with respect to the Company.

     See Proposal #5 for a discussion of the proposal to increase the number of shares available for grant under the plan and the need and reasons for such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of November 10, 1997 based on information obtained from the records of the Company with respect to the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to be owners of more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee and certain executive officers, and (iii) all officers and directors as a group.


                                                   Common Stock
                                                   ------------
                                                              Amount and Nature             Percentage of Common
Name and Address of Beneficial Owner                     of Beneficial Ownership(1)             Stock Owned
------------------------------------                     --------------------------             -----------

R. Weil & Associates (2)                                        1,234,500  (6)                      6.5%
Kirr, Marbach & Company LLC (2)                                 2,054,500  (7)                     10.9%
Kirr Marbach Group (2)                                          2,252,500  (8)                     11.9%
Austost Anstalt Schaau (3)                                      2,025,000  (9)                     10.8%
UFH Endowment Ltd. (3)                                          2,025,000  (9)                     10.8%
Impleo, LLC (4)                                                 2,000,000  (10)                    11.2%
Wexford Management, LLC (4)                                     2,000,000  (11)                    11.2%
Wexford Special Situations 1997, LP (4)                         1,250,600  (12)                     7.0%
Michael Strauss (5)                                             1,266,666  (13)                     7.1%
Robert P. Wong (5)                                                528,750  (14)                     3.1%
Norman B. Wright (5)                                              250,000  (15)                     1.5%
Joel L. Gold( 5)                                                  107,500  (16)                      *
Sandra Meyer (5)                                                      -0-  (17)                      *
Glenn F. Santmire (5)                                              25,000  (18)                      *
Charles Schuyler (5)                                              375,000                           2.2%
Mark Plaumann (5)                                                     -0-                            *
Stephen Savitsky (5)                                                  -0-                            *
All officers and directors as a group (9 persons)               2,552,916                          11.5%


1) The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
2)   Address is 621 Washington Street, Columbus, IN 47201.
3) Address is c/o L.H. Financial Services, 160 Central Park South, New York, NY 10019.
4)   Address is 411 West Putnam Avenue, Greenwich, CT 06830.
5) Address is c/o BCAM International, Inc., 1800 Walt Whitman Road, Melville, New York 11747
6) Includes 320,000 shares issuable upon exercise of Non-Redeemable Class AA Warrants being registered herein and 62,000 shares issuable upon exercise of Non-Redeemable Class DD Warrants not being registered herein.
7) Kirr Marbach & Company LLC, a registered investment advisor and the managing general partner of the three Limited Partnerships (621 Partners, Appleton Associates and R. Weil & Associates), has sole voting and dispositive discretion with respect to securities held by the Limited Partnerships, which include in the aggregate 700,000 shares issuable upon exercise of Non-Redeemable Class AA Warrants being registered herein and 122,000 shares issuable upon exercise of Non-Redeemable Class DD Warrants not being registered herein.
8) Kirr Marbach & Co., LLC (as a general partner of the Limited Partnerships), David M. Kirr, Terry B. Marbach and Gregg T. Summerville may be deemed to constitute a group within the meaning of Regulation 13D-G. Beneficial ownership by this group include in the aggregate 700,000 shares issuable upon exercise of Non-Redeemable Class AA Warrants being registered herein and 320,000 shares issuable upon exercise of Non-Redeemable Class DD Warrants not being registered herein.
9) Includes 2,000,000 shares of Common Stock issuable upon the conversion of 50 shares of BCA Services, Inc. Preferred Stock being registered herein and 25,000 shares issuable upon exercise of Non-Redeemable Class BB Warrants being registered herein.
10) Impleo, LLC was organized for the purpose of investing in the Registrant. The members of Impleo are Wexford Spectrum Investors, LLC, Wexford Special Situations 1997, LP and Wexford Special Situations 1997 Institutional, LP. Impleo has sole voting and dispositive discretion with respect to securities held by these entities, which include, in the aggregate, 2,000,000 shares of Common Stock issuable upon exercise of Non-Redeemable Class DD Warrants not being registered herein.
11) Wexford Management LLC, the manager of Impleo, LLC and Wexford Spectrum Investors, LLC and the investment manager of Wexford Special Situations 1997, LP and Wexford Special Situations 1997 Institutional, LP, has sole voting and dispositive discretion with respect to securities held by these entities, which include, in the aggregate, 2,000,000 shares of Common Stock issuable upon exercise of Non-Redeemable Class DD Warrants not being registered herein.
12) Include 1,250,600 shares of Common Stock issuable upon exercise of Non-Redeemable Class DD Warrants not being registered herein.
13) Includes options to purchase 679,833 shares of Common Stock exercisable within 60 days of the date hereof, plus options to purchase 586,833 shares of Common Stock which will be exercisable within 60 days subject to shareholder approval. Does not include options to purchase 439,917 shares of Common Stock not exercisable within 60 days of the date hereof, and options to purchase 1,293,417 shares of Common Stock not exercisable within 60 days and subject to shareholder approval.
14) Includes options to purchase 308,688 shares of Common Stock exercisable within 60 days of the date hereof, plus options to purchase 220,062 shares of Common Stock which will be exercisable within 60 days subject to shareholder approval. Does not include options to purchase 251,187 shares of Common Stock not exercisable within 60 days of the date hereof, and options to purchase 470,063 shares of Common Stock not exercisable within 60 days and subject to shareholder approval.
15) Includes options to purchase 29,938 shares of Common Stock exercisable within 60 days of the date hereof, plus options to purchase 220,062 shares of Common Stock which will be exercisable within 60 days subject to shareholder approval. Does not include options to purchase 29,937 shares of Common Stock not exercisable within 60 days of the date hereof, and options to purchase 470,063 shares of Common Stock not exercisable within 60 days of the date hereof and subject to shareholder approval.
16) Includes options to purchase 57,500 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 50,000 shares of Common Stock not exercisable within 60 days of the date hereof and subject to shareholder approval
17) Does not include options to purchase 50,000 shares of Common Stock not exercisable within 60 days of the date hereof and subject to shareholder approval.
18) Includes options to purchase 25,000 shares of Common Stock exercisable within 60 days of the date hereof. Does not include options to purchase 50,000 shares of Common Stock not exercisable within 60 days of the date hereof and subject to shareholder approval.

*    Less than 1.0%



COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during the Company's fiscal year ended December 31, 1996, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.


            3. APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                           COMMON STOCK TO 65,000,000


     The Board of Directors proposes to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 40,000,000 to 65,000,000. The Board of Directors believes that approval of the increase in the Company's authorized Common Stock is necessary in order to provide the Company with the ability to pursue its acquisition strategy and for other financing purposes.

     While the Company presently has 17,139,667 common shares outstanding, the total number of shares outstanding plus shares reserved for issuance under stock option, warrant and conversion features, approximately 3,682,500 of which are subject to shareholder approval in proposal #5, totals approximately 39,779,000 shares. As such, without an increase in the authorized shares, the Company would, most likely, be unable to make any further acquisitions or raise any further equity capital to support its business development plans.

     The text of the proposed amendment approved by the Board of Directors is as follows:

     "FOURTH:

          a. COMMON STOCK. The aggregate number of shares of Common Stock the corporation shall have authority to issue is sixty-five million(65,000,000) shares of Common Stock, par value of $.01 per share."

     If the proposed amendment is approved, the additional shares of Common Stock of the Company shall entitle holders thereof to identical rights, privileges and duties as present holders of the Company's Common Stock. The shares of Common Stock do not have any preemptive rights with respect to the issuance of Common Stock of the Company.

     If the proposed amendment is adopted, the Company could, but does not intend at this time, to issue the Common Stock to a shareholder or shareholders friendly to management thereby making a merger, tender offer, change of control, or proxy contest more difficult even though such transactions may be favorable to the interests of shareholders. Management is not aware of any attempt by any person or group to obtain control of the Company. The Company's Certificate of Incorporation and By-Laws do not contain any provisions having an anti-takeover effect and management does not presently intend this amendment to be part of a plan to adopt a series of anti-takeover measures in future proxy solicitations. As stated above, the reason for the amendment is to create an adequate reserve of Common Stock to be used for, among other things, acquisition and financing purposes.

     In addition to the possible issuance of the additional authorized Common Stock to interests friendly to management, the issuance of additional Common Stock would have a dilutive effect on the shareholders' voting rights and may have a dilutive effect on other shareholder rights. The advantage of the amendment is that, when adopted, the Company will have an adequate reserve of Common Stock immediately available to it in order to enable it to take advantage of acquisition and equity financing opportunities when they arise. The expense and delay of having to obtain shareholder approval to issue Common Stock for
specific   transactions   may  in  effect   cause  the   Company  to  lose  such
opportunities.

RECOMMENDATION AND VOTE REQUIRED

     The Board of Directors approved this amendment to the Certificate of Incorporation by unanimous consent. Adoption of this amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. If it is adopted, the amendment will become effective as soon after the Meeting as practicable upon filing o the Certificate of Amendment to the Certificate of Incorporation by the Secretary of the State of New York.


                        THE BOARD OF DIRECTORS RECOMMENDS
                   A VOTE "FOR" APPROVAL OF THIS AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION


            4. APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                TO AUTHORIZE 5,000,000 SHARES OF PREFERRED STOCK

GENERAL

     The Board of Directors has approved an amendment to Paragraph four of the Company's Certificate of Incorporation to authorize the issuance of up to 5,000,000 shares of Preferred Stock.

     The Board of Directors believes that the authorization to issue shares of the Preferred Stock, in one or more series (up to a total of 5,000,000 shares of Preferred Stock), is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

CURRENT CERTIFICATE OF INCORPORATION

     Currently, the Company's Certificate of Incorporation provides for three special classes of Preferred Stock. 15,000 shares of 8% Preferred Stock were authorized, subject to mandatory redemption within five years. 2,250,000 shares of Convertible Preferred Stock were authorized, subject to mandatory redemption of all outstanding shares on April 15, 1994. 750,000 shares of Acquisition Preferred Stock were authorized, but are only permitted to be issued as consideration pursuant to (i) a statutory merger or consolidation as to which the Company is the surviving entity, (ii) the acquisition by the Company of substantially all the assets or business of another entity or (iii) the acquisition by the Company of 50% or more of the voting securities of another entity. The Company presently has no intention to issue any of these existing classes of Preferred Stock.

EFFECT OF AMENDMENT

     The proposed amendment will give the Board of Directors the express authority, without further action of the stockholders, to issue shares of Preferred Stock from time to time in one or more series and to fix before issuance with respect to each series: (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, if any, (f) whether the shares are to be convertible or exchangeable into other securities of the Company or its subsidiaries, and the rates thereof, if any, (g) any limitations on the payment of dividends on the Common Stock while any such series is outstanding, if any, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting powers may be general or special, and (i) such other provisions as shall not be inconsistent with the Certificate of Incorporation. All the shares of any one series of the Preferred Stock shall be identical in all respects.

     It is not possible to determine the actual effects of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power of holders of Common Stock if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

     The Board of Directors will make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of the Common Stock.


DISSENTERS' RIGHTS

     Pursuant to the BCL, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

     If the proposed amendment is approved, a Certificate of Amendment amending the Certificate of Incorporation will be filed with the office of the Secretary of State of the State of New York as promptly as practicable thereafter and the authorization to issue Preferred Stock would become effective on the date of such filing.

PROPOSED AMENDMENT

     The following text would be added to paragraph four of the Company's Certificate of Incorporation, assuming adoption of the proposal:

          "b. Preferred Stock. The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is five million (5,000,000) shares of Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is authorized to determine or alter any or all of the designations, powers, preferences and rights and the qualifications, limitations or restrictions thereof, in respect of the wholly unissued class of Preferred Stock or any wholly unissued series of Preferred Stock, and to fix or alter the number of shares comprising any series of Preferred Stock."

REQUIRED VOTE

     The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at a meeting of shareholders, in person or by proxy, is required for approval of the proposed amendment to the Company's Certificate of Incorporation.


                        THE BOARD OF DIRECTORS RECOMMENDS
                   A VOTE "FOR" APPROVAL OF THIS AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION


               5. AMENDMENT OF 1995 STOCK OPTION PLAN TO INCREASE
                       THE NUMBER OF SHARES RESSERVED FOR
                        ISSUANCE THEREUNDER TO 8,000,000

     At the Meeting, the Company's shareholders will be asked to approve an amendment to the 1995 Stock Option Plan (the "1995 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 2,000,000 to 8,000,000. The 1995 Plan was adopted by the Board of Directors of the Company and approved by the shareholders of the Company in June 1995. In September 1997, the Company's Board of Directors approved, subject to shareholder approval, a proposal to increase the number of shares issuable under the 1995 Plan.

     As of November 15, 1997, the Board of Directors has granted options to acquire an aggregate of 5,682,500 shares of Common Stock of the Company pursuant to the 1995 Plan (net of cancellations), which include options to purchase 1,788,083 shares of Common Stock (including 733,542 shares subject to approval of this amendment) exercisable under the 1995 Plan, and options to purchase 3,894,417 shares of Common Stock (including 2,948,958 shares subject to approval of this amendment) outstanding but not exercisable,. The Board of Directors intends such options to be ISOs to the extent such is allowable under the Code. Any such options granted as ISOs which exceed such limitation shall be characterized as NQOs. As such, the Board of Directors has granted NQOs to acquire an aggregate of 165,000 shares of Common Stock (net of cancellations) pursuant to the 1995 Plan to various officers and directors and consultants.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentives for certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to continue to promote the well-being of the Company, it is in the best interest of the Company and its shareholders to provide to such persons, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1995 Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to expand, should be expanded to increase the number of options which may be granted under the 1995 Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel; (ii) will result in saving cash, which otherwise would be required to maintain current key employees and adequately attract and reward key personnel; and (iii) will prove beneficial to the Company's ability to be competitive.

     If the above-described amendment to the 1995 Plan is approved by the shareholders, additional options may be granted under the 1995 Plan, the timing, amounts and specific terms of which cannot be determined at this time.

     The following summary of the 1995 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 1995 Plan, as proposed to be amended, set forth in Exhibit "B" to this Proxy Statement.

SUMMARY OF THE 1995 STOCK OPTION PLAN

     The purpose of the 1995 Plan is to attract and retain the services of competent employees, directors and consultants. The 1995 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1995 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, and otherwise interprets and administers the 1995 Plan. ISOs granted under the 1995 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The exercise price of non-qualified options granted under the 1995 Plan is determined by the Committee in its discretion. The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the 1995 Plan will expire not more than ten years from the date of grant; provided, however, that in no event shall an ISO granted to any persons owning more than ten percent of the Company's voting stock be exercisable more than five years from the date of grant. Options granted under the 1995 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Upon a change in control of the Company all outstanding options awarded under the 1995 plan become fully vested and exercisable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 PLAN

     The following is a brief summary of the Federal income tax aspects of stock options to be granted under the 1995 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     Incentive Stock Options. A participant will recognize no taxable income upon the grant or exercise of an ISO. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an ISO over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in the regular taxable income.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition on an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non- qualified stock option. See "Non-Qualified Stock Options."

     Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

RECOMMENDATION AND VOTE REQUIRED

     The vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting is required to adopt the foregoing proposal to amend the 1995 Plan.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR"
                    THE AMENDMENT TO THE COMPANY'S 1995 STOCK
                  OPTION PLAN TO INCREASE THE NUMBER OF SHARES
                       RESERVED FOR ISSUANCE TO 8,000,000.


                           6. APPOINTMENT OF AUDITORS

     The Board of Directors recommends that the shareholders ratify the appointment of Ernst & Young LLP, which served as the Company's independent auditors for the last fiscal year, as independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1997. A representative of Ernst & Young is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any shareholder may have with respect to the financial statements of the Company for the year ended December 31, 1996.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
            APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997


                                7. OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

SHAREHOLDER'S PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the Company's next annual meeting of shareholders, and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 1800 Walt Whitman Road, Melville, New York 11747, on or before April 15, 1998. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.


                                        By Order of the Board of Directors



                                                 Michael Strauss. Chairman


Dated: December 22, 1997

                                      PROXY


                            BCAM INTERNATIONAL, INC.

          This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints Michael Strauss and Kenneth C. Riscica, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of BCAM International, Inc. (the "Company"), held of record by the undersigned on December 31, 1997, which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on February 19, 1998, at 10:00 A.M. at the offices of the Company, 1800 Walt Whitman Road, Melville, New York 11747, and any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's 1996 Annual Report.

1. FOR __ AGAINST __ ABSTAIN __    Proposal to provide for a staggered board.

2. ELECTION  OF  DIRECTORS         FOR all  nominees below  except as  marked
                                   to the  contrary below ______
                                   WITHOUT AUTHORITY to vote for all nominees listed below ______

                                   1. Michael Strauss,  2. Robert P. Wong,
                                   3. Norman B. Wright, 4. Charles G.Schuyler,
                                   5. Joel L. Gold, 6. Sandra Meyer,
                                   7. Glenn F. Santmire,  8. Mark L. Plaumann,
                                   9. Stephen Savitsky

INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee's name.

3. FOR __ AGAINST __ ABSTAIN __   Proposal to amend the Company's Certificate of
                                  Incorporation to increase the number of authorized shares of common stock to 65,000,000.

4. FOR __ AGAINST __ ABSTAIN __   Proposal to amend the Company's Certificate of
                                  Incorporation to authorize 2,000,000 shares of Preferred Stock.

(Continued and to be signed on the reverse side)

(Continued from reverse side)

5. FOR __ AGAINST __ ABSTAIN __   Proposal to amend the 1995 stock option plan
                                  to increase the number of shares reserved for issuance thereunder to 8,000,000.

6. FOR __ AGAINST __ ABSTAIN __   Selection of Ernst & Young, LLP as
                                  independent auditors

7. FOR __ AGAINST __ ABSTAIN __   In their  discretion,  on such other matters
                                  as may properly come before the meeting

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF MANAGEMENT NOMINEES, "FOR" PROPOSALS 2, 3, 4, 5 & 6 AND OTHERWISE AT THE DISCRETION OF THE PROXIES

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY   _____ I plan to attend the
                                                            Annual Meeting


                    Dated: _________________________________________ , 199_


                           _________________________________________
                           Signature of Shareholder(s)

                    Please sign exactly as your name or names appear on this proxy. Joint owners should both sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. Corporations or partnerships should sign the full corporation or partnership name by a duly authorized officer or person.

                                                                       EXHIBIT A

                    AMENDMENT TO THE BCAM INTERNATIONAL, INC.
                        CERTIFICATE OF INCORPORATION TO
                         PROVIDE FOR A STAGGERED BOARD.


         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the Annual Meeting of Shareholders following the year ended December 31, 1999, the term of the initial Class II directors shall terminate on the date of the Annual Meeting of Shareholders following the year ended December 31, 1998, and the term of the initial Class III directors shall terminate on the date of the Annual Meeting of Shareholders following the year ended December 31, 1997. At each annual meeting of shareholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, except for the initial term which shall expire as aforesaid. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

               3. The power to adopt, amend or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

                                                                       EXHIBIT B

                            BCAM INTERNATIONAL, INC.

                             1995 STOCK OPTION PLAN


     1. Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Non-Employee Directors, and Consultants of the Company and to promote the success of the Company's business.

     It is intended that each option granted hereunder will either qualify as an "Incentive Stock Option", as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") or be a "Non-qualified Stock Option".

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the administrators of the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by said administrators.

     2. Definitions. As used herein, the following definitions shall apply:

                    (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

                    (b) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                    (c) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

                    (d) "Company" shall mean BCAM INTERNATIONAL, INC., a New York corporation.

                    (e) "Consultant" shall mean any person or entity who or which is engaged by the Company or any Parent or Subsidiary of the Company to render consulting services and is compensated for such consulting services.

                    (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted while an Employee is on sick leave, military leave, or any other leave of absence approved by the Board, if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Employee's right to reemployment with the Company or any Parent or Subsidiary is guaranteed either by statute or by contract.

                    (g) "Employee" shall mean any person, including an officer or director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                    (h) "Incentive Stock Option" shall mean an Option intended to qualify as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

                    (i) "Non-Employee Director" means an individual who: (i) is now, or hereafter becomes, a member of the Board; and (ii) is not an Employee of the Company or any Subsidiary or Parent on the date of the grant of the Non-qualified Stock Option.

                    (j) "Non-qualified Stock Option" shall mean an Option which is not intended to qualify as an Incentive Stock Option.

                    (k) "Option" shall mean the shares of Common Stock subject to an Option.

                    (l) "Optioned Stock" shall mean the shares of Common Stock subject to an Option.

                    (m) "Optionee" shall mean an Employee or Consultant to whom an Option has been granted.

                    (n) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                    (o) "Plan" shall mean this 1995 Stock Option Plan.

                    (p) "Share" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the aggregate number of Shares which may be optioned and sold under the Plan is 8,000,000. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4. Administration of the Plan.

                    (a) PROCEDURE. The Plan shall be administered by the Board of Directors of the Company.

                    (i) The Board may appoint a Committee consisting of not less than three members of the Board to administer the Plan on behalf of the Board subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefore, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option himself, but any such member may be counted in the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

                    (ii) Notwithstanding the foregoing subparagraph (i), if the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the Plan may, from the effective date of such registration until six months after the term of such registration, be administered as follows:

     The Plan shall continue to be administered by the Board; provided, however, that if any member of the Board is not a "disinterested person" as such term is defined in Rule 16(b) -3 under Section 16 of the Securities Exchange Act of 1934 ("disinterested persons"), a Committee may be appointed to administer the Plan as provided below.

     The Board may appoint a Committee consisting of not less than three members of the Board, each of whom is a disinterested person, to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall other than a disinterested person serve on the Committee, nor shall a Committee of less than three members administer the Plan.

                    (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Options; (ii) to determine, in accordance with Section 8(b) of the Plan, the fair market value per Share; (iii) to determine, in accordance with Section 8(b) of the Plan, the exercise price per Share at which Options may be exercised;
(iv) to determine the Directors to whom, and the time or times at which, Options shall be granted, the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend any outstanding Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any outstanding Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (x) to cancel Options and issue replace Options or amend any of the terms of Options; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                    (c)   EFFECT   OF   BOARD'S    DECISION.    All   decisions,
determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility.

                    (a) GRANT OF OPTIONS TO EMPLOYEES, CONSULTANTS OR NON-EMPLOYEE DIRECTORS. Incentive Stock Options may be granted only to Employees. Non-qualified Stock Options may be granted Employees, Consultants, or Non-Employee Directors. An Employee, Consultant or Non-Employee Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

                    (b) EFFECT OF GRANT. The Plan shall not confer upon any Optionee any right with respect to continuation as an Employee, a Consultant, a Non-Employee Director or a director of the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment, consulting relationship or directorship at any time.

                    (c) $100,000 LIMITATION ON ANNUAL VESTING OF INCENTIVE STOCK OPTIONS. Subject to the provisions of this Section 5, to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options (determined without regard to the provisions of this Section 5) are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and any Parent and Subsidiary) exceeds $100,000, such Options shall be treated as Options that are Non-qualified Stock Options. For purposes of this rule, which shall be applied by taking Options into account in the order in which they were granted, the fair market value of any Shares shall be determined as of the time the Option with respect to such Shares is granted.

     6. Term of Plan. The Plan shall become effective upon the date of its adoption by the Board or, if earlier, the date of its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten (10) years from such date, unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be determined by the Board, provided, however, any Incentive Stock Option granted to a person then owning more than 10 percent of the voting power of all classes of the Company's stock shall not be exercisable more than 5 years after the date the Option is granted.

     8. Exercise Price and Method of Payment.

                    (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board. In the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value per Share on the date such Option was granted; provided, however, that the exercise price of an Incentive Stock Option granted to a person then owning more than 10 percent of the voting power of all classes of the Company's stock shall not be less than 110% of the fair market value per Share on the date the Option was granted.

                    (b) COMPUTATION OF FAIR MARKET VALUE. The fair market value per Share shall be such amount as the Board, in its sole discretion shall determine; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System or other quotation system) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the mean of the highest and lowest sales prices of the Common Stock on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                    (c) PAYMENT FOR SHARES. Payment for the Shares upon exercise of an Option shall be made in cash, or by check, promissory note, or if authorized by the Board, by delivery of other Shares having a fair market value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, by delivery or assurance satisfactory to the Board from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of Shares to be issued, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and as may be authorized by the Board.

     9. Exercise of Options.

                    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. No Option granted hereunder shall vest or become first exercisable prior to six months from the date of grant. Subject to the foregoing, any Option granted hereunder shall be exercisable at such times under such conditions as shall be determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                    An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment as authorized by the Board, consists of any form of consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date as of which the stock certificate is issued, except as provided in Section 11 of the Plan.

                    Each exercise of an Option shall reduce and prorate, the total number of Shares that may thereafter be purchased under such Option. Subject to the provisions of Section 5(c) of the Plan, in no event shall the exercise of an Incentive Stock Option by an Employee have any effect on the exercise of any Non-qualified Stock Option granted to such Employee, nor shall the exercise of a Non-qualified Stock Option have any effect on the exercise of any Incentive Stock Option granted to such Employee.

                    (b) TERMINATION OF STATUS AS AN EMPLOYEE. Subject to the provisions of Sections 9(d) or 9(e) below, if an Optionee ceases to be an Employee, and he had been in Continuous Status as an Employee since the date of grant of the Option, he may, but only within three (3) months after the date he ceases to be an employee, exercise his Options to the extent that he was entitled to exercise it at the date of such termination; provided, however, that such period may be extended, in the discretion of the Board, unless the Optionee's employment with the Company is terminated for cause (as determined by the Board) or without the consent of the Company, for an additional period not to exceed two (2) years after the date he ceases to be an Employee, subject to such conditions for forfeiture or unexercised Options as the Board in its discretion may impose in the event of conduct by the Optionee which is detrimental to the business interests, reputation or goodwill of the Company or any Subsidiary or Parent (as determined by the Board); provided further, however, that the exercise of any Incentive Stock Option shall qualify for Incentive Stock Option treatment only if the Optionee has been an Employee at all times during the period beginning with the date of grant and ending on the day three (3) months before the date of exercise of such Option. To the extent that he was not entitled to exercise the Option at the date of termination, or does not exercise it within the time specified herein, the Option shall terminate.

                    (c) TERMINATION OF STATUS AS A CONSULTANT OR NON-EMPLOYEE DIRECTOR. Subject to the provisions of Sections 9(c) or 9(d) below, if an Optionee ceases to be a Consultant or Non-Employee Director, he may, but only within twelve (12) months after the date he ceases to be a consultant or Non-Employee Director, exercise his Option to the extent that he was entitled to exercise it at the date of such termination; provided, however, that, such period may be extended, in the discretion of the Board, unless the Consultant or Non-Employee Director is terminated for cause (as determined by the Board) for an additional period not to exceed two (2) years after the date he ceases to be a Consultant or Non-Employee Director, subject to such conditions for forfeiture of unexercised Options as the Board in its discretion may impose in the event of conduct by the Optionee which is detrimental to the business interests, reputation or goodwill of the Company or any Subsidiary or Parent (as determined by the Board). To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or does not exercise it within the time specified herein, the Option shall terminate.

                    (d) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Sections 9(b) and 9(c) above, in the event an Employee, a Consultant or Non-Employee Director is unable to continue as an Employee, a Consultant or a Non-Employee Director as a result of his permanent and total disability (as defined in Section 22(e) (3) of the Code), and in the case of an Employee, he had been in Continuous Status as an Employee since the date of grant of the Option, he may, until the earlier of (i) 12 months from the date of termination or (ii) the expiration of the term of his Option, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at such date of termination, or if he does not exercise it within the time specified herein, the Option shall terminate.

                    (e) DEATH OF OPTIONEE. Notwithstanding the provisions of Sections 9(b) and 9(c) above, upon the death of an Optionee, any Option held by him shall terminate and be of no further effect, except as provided below:

                    (i) If the Optionee's death occurs during the term of the Option and, at the time of his death the Optionee was an employee, a Consultant or a Non-Employee Director of the Company, and in the case of an Employee, he had been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time until the earlier of (y) twelve
(12) months following the date of the Optionee's death or (z) the expiration of the term of the Option, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only as to the number of Shares subject to the Option as to which the right to exercise had accrued to the Optionee at the date of death.

                    (ii) If the Optionee's death occurs within three (3) months after the termination as an Employee, a Consultant or a Non-Employee Director, and in the case of an Employee, he had been in Continuous Status as an Employee at termination, the Option my be exercised, at any time until the earlier of (y) twelve (12) months following the date of the Optionee's death or (z) the expiration of the term of the Option, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only as to the number of Shares subject to the Option as to which the right to exercise had accrued to the Optionee at the date of termination.


     10. Non-Transferability of Options. Any Option granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Adjustments Upon Changes in Capitalization or Merger.

                    (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the aggregate number of Shares which have been authorized for issuance under the Plan, as well as the exercise price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of Shares subject to an Option.

                    (b) In the event of a Change of Control (as herein defined), unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, all outstanding Options awarded under the Plan shall become fully exercisable and vested.

                    (c) A "Change of Control" shall be deemed to occur on the date that any of the following events occur:

                    (i) any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company and any subsidiary) shall beneficially own (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, at least 20% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board;

                    (ii) either (A) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" shall mean any member of the Board as of the effective date of the Plan, and any successor of a Current Director whose election, or nomination for election by the Company's shareholders, was approved by at least two-thirds of the Current Directors then on the Board) or (B) at any meeting of the shareholders of the company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected;

                    (iii) the shareholders of the Company approve (A) a plan of complete liquidation of the Company, or (B) an agreement providing for the merger or consolidation of the Company (I) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (II) pursuant to which the Common Stock are converted into cash, securities or other property, except as a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of the directors of the continuing or surviving corporations; or

                    (iv) the shareholders of the Company approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

     12. Time of Granting Options. Any Option granted hereunder shall be deemed to have been granted on the date on which the Board makes its determination to grant such Option to the Optionee. Written notice of the Board's determination to grant an Option to an Employee shall be given to such Employee within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan. The Board of Directors may amend, alter or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the shareholders:

                    (a) if and to the extent such amendment is required to be approved by shareholders to continue the exemption provided for in Rule 16(b)-3 (or any successor provision) under the Exchange Act; or

                    (b) if and to the extent such amendment requires shareholder approval under Section 422 of the Code (or any successor provision).

                    No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option or right theretofore granted under the Plan.

     14. Conditions Upon Issuance of Shares. (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or other trading market upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                    (b) As a further condition to the issuance of any Shares, the Board shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such Shares. To the extent permitted by law and pursuant to such rules as the board may adopt, a recipient may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold, from any Shares to be issued, such number of Shares as shall be sufficient to satisfy the withholding obligation.

     15. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained

     16. Option Agreement. Options shall be evidenced by written
Option Agreements in such form as the Board shall approve, and shall contain in the case of Incentive Stock Options, such provisions as shall be necessary for the Option, to which such agreement relates, to qualify as an Incentive Stock Option.